UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	September 30, 2003

Wolverine Tube, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-12164	63-0970812

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

200 Clinton Avenue West, Suite 1000, Huntsville, AL	35801

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(256) 353-1310

Item 9. Regulation FD Disclosure
SIGNATURES
EX-99.1 PRESS RELEASE

Item 9.        Regulation FD Disclosure

The information in this Current Report on Form 8-K, including the exhibit listed below, is being furnished, not filed, pursuant to Regulation FD. The information in this report and in such exhibit shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, the information in this report and in such exhibits shall not b e deemed to be incorporated by reference into the filings of Wolverine Tube, Inc. (the “Company”) under the Securities Act of 1933, as amended.

On September 30, 2003, the Company issued a press release reporting the closure of a facility and a reduction in workforce. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Exhibit Index

Exhibit 99.1 Press release dated September 30, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WOLVERINE TUBE, INC.

Date: September 30, 2003	By:	/s/ James E. Deason James E. Deason Executive Vice President, Chief Financial Officer, Secretary and Director